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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated May 27, 1999 for Lyte Optronics, Inc. and Subsidiaries for years ended December 31, 1998 and 1997 included in or made part of this registration statement.

/s/ ARTHUR ANDERSEN LLP
-------------------------------
Arthur Andersen LLP

Los Angeles, California
August 31, 2000